                                   EXHIBIT 21
                                  SUBSIDIARIES

NAME                                        JURISDICTION
----                                        ------------
Midland Credit Management, Inc.             Kansas

Midland Receivables 98-1 Corporation        Delaware

Midland Funding 98-A Corporation            Delaware

Midland Receivables 99-1 Corporation        Delaware

Midland Acquisition Corporation             Delaware

MRC Receivables Corporation                 Delaware